Execution Copy





                         EXECUTIVE EMPLOYMENT AGREEMENT


                  THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 1st day of July, 1998 (the "Effective Date"), by and between PENNCORP FINANCIAL GROUP, INC., a Delaware corporation (the "Company"), and Keith A. Maib (the "Executive").

                  IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, Company and Executive agree as follows:

                  1.       Agreement Term.

                  The term of this Agreement shall be the period commencing on the Effective Date and ending on the 21st day of May, 2000 (the "Agreement Term"). Concurrently with the execution of this Agreement, the parties hereto are entering into an Executive Retention Agreement attached hereto as Exhibit A (the "Retention Agreement"). All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to such terms in the Retention Agreement.

                  2.       Employment.

                  (a) Employment by the Company. Executive agrees to be employed by Company for the Agreement Term upon the terms and subject to the conditions set forth in this Agreement. Throughout the Agreement Term, Executive shall serve as Executive Vice President and the Chief Operating Officer of Company and be responsible for the general management of the operations of Company, and serve as Chairman of Company's Operating Committee. Executive shall be elected or appointed as a member of the Board of Directors of Company ("Board") and shall continue to serve as such for the balance of the Agreement Term.




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                  (b)  Performance  of Duties.  Throughout  the Agreement  Term,
Executive  shall  faithfully  and  diligently  perform   Executive's  duties  in
conformity with the directions of the Executive Committee of the Board, consistent with his position as an Executive Vice President and the Chief Operating Officer of Company and as Chairman of Company's Operating Committee.

                  (c) Place of Performance. During the Agreement Term, Executive shall be based at Company's executive offices in Dallas, Texas. Company shall not request or require Executive to relocate his principal place of employment outside of an 18 mile radius of Dallas, Texas.

         3.       Compensation and Benefits.

                  (a) Base Salary. Company agrees to pay to Executive a base salary at the annual rate of $400,000, as increased from time to time by the Board ("Base Salary"), payable in installments consistent with the Company's payroll practices. For the remaining period of the Agreement Term beginning on December 1, 1999 ("Remaining Term") the Base Salary shall be automatically adjusted by multiplying the annual Base Salary in effect for the immediately preceding month by a fraction, the numerator of which is the Consumer Price Index for All Urban Consumers for the U.S. City Average published by the Department of Labor ("CPI-U") as of November 30, 1999, and the denominator of which is the CPI-U as of the end of the calendar month preceding the Effective Date.

                  (b) Annual Incentive Award. Provided that Executive is still employed by Company on the last day of each Bonus Period (as defined below), no later than the April 15th following the end of each of the 1998 and 1999 Bonus Periods and the 15th day after the end of the last Bonus Period, Company shall pay a cash bonus to Executive

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for such Bonus Period equal to the Guaranteed  Bonus,  plus any Target Bonus and
Supplemental Bonus, that is payable for such Bonus Period (together, "Incentive Bonuses"); provided, however, that all Incentive Bonus amounts for the last Bonus Period (which is less than 12 full months) shall be multiplied by the Pro-Rata Factor (as defined below). For purposes of this Section 3(b):

                                 (i) the  "Guaranteed Bonus" shall  be $200,000;

                                (ii) the "Target Bonus" shall be $200,000, and shall be payable if the performance criteria set forth in Exhibit I are achieved; and

                               (iii) the "Supplemental Bonus" shall be $200,000, and shall be payable if the performance criteria set forth in Exhibit II are achieved.

At the beginning of the Remaining Term, the Incentive Bonus amounts set forth above shall be automatically adjusted for the then current Bonus Period by multiplying the Incentive Bonus amounts set forth above by a fraction, the numerator of which is the CPI-U as of November 30, 1999, and the denominator of which is the CPI-U as of the end of the calendar month preceding the Effective Date.

                  A "Bonus Period" shall be each of the following periods: (i) the full 1998 calendar year (which is also Company's fiscal year); (ii) the full 1999 calendar year; and (iii) the period beginning January 1, 2000 and ending on the date of expiration of the Agreement Term.

                  The "Pro-Rata Factor" for the last Bonus Period (which is less than 12 full months) shall mean a fraction, the numerator of which is the number of calendar days in such Bonus Period, and the denominator of which is 365.

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                  (c) Long-Term  Incentive  Award. As soon as practicable  after the Effective Date, Company shall grant to Executive a phantom stock award ("Stock Award") that entitles Executive to receive, at the end of the Agreement Term, an amount equal to the excess of (i) the Fair Market Value (as defined below) of 450,000 shares of Common Stock of Company ("Stock") as of the Stock Award Termination Date (as defined below), over (ii) the Fair Market Value of the Stock as of the date of execution of this Agreement (as defined below). The Stock Award shall be payable at the Stock Award Settlement Date (as defined below) in cash or shares of Stock (subject to applicable tax withholding and, only if the Stock Award is to be paid in shares of Stock, subject to stockholder approval no later than the 1999 annual meeting of stockholders of Company), as elected by Executive; provided, however, that the Stock Award shall be forfeited if Executive has voluntarily terminated his employment with Company without Good Reason, or Company has terminated Executive's employment with Company for Cause, before the end of the Agreement Term.

                  The number of shares of Stock subject to the Stock Award Shall be adjusted appropriately to reflect each change (if any) in the outstanding Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, stock split, reverse stock split, share combination, share exchange, or any other change in capital structure of or by the Company.

                  The "Stock Award  Termination Date" shall mean the earliest of
(A) the last day of the Agreement Term, (B) the date of a Change in Control after which shares of the Stock are or will be no longer traded on the New York Stock Exchange (a "Trading-Ending Change in Control"), or (C) the date immediately preceding the date, upon or after the termination of Executive's employment under this Agreement other than by Company for Cause or by Executive without Good Reason, on which Company receives written notice from

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Executive of final valuation of the Stock Award (the "Valuation Notice Date").

                   "Fair Market Value" shall mean:

                       (i) "as of the date of execution of this Agreement," the price for a share of Stock paid by Securitas Capital, LLC and Risk Capital Reinsurance in a pending private placement of Stock by Company or if, for any reason, that placement is not consummated, the price agreed upon by Company and Executive; and

                      (ii) on the last day of the Agreement Term or on the Valuation Notice Date, the average of the closing prices of a share of Stock, as reported on the New York Stock Exchange for the ten trading days ending on the last day of the Agreement Term or on the Valuation Notice Date, as the case may be (or if such day is not a trading day, on the preceding trading day).

In the event of a Trading-Ending Change in Control, however, instead of the definition in the preceding clause (ii), "Fair Market Value" shall mean the highest per share consideration (as cash or, if not as cash, the cash or fair market value thereof) received for a share of Stock in the Trading-Ending Change in Control transaction.

                  The "Stock Award Settlement Date" means, as applicable, the last day of the Agreement Term, the date of a Trading-Ending Change in Control, or 15 days after the Valuation Notice Date.

                  (d) Expiration Payments and Benefits. At the expiration of the Agreement Term (regardless of any then existing circumstance addressed by the Retention Agreement that may be inconsistent herewith), if Executive has not voluntarily terminated his employment with Company without

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

Good Reason and Company has not terminated Executive's employment with Company for Cause, Executive shall, in addition to the compensation provided elsewhere in this Agreement, be entitled to the payments and benefits provided in Section
3.1 of the Retention Agreement, which shall be determined and paid as if Executive's employment with Company had been terminated by Executive for Good Reason or by Company without Cause, regardless of whether any such termination has occurred ("Expiration Pay"); provided, however, that no Expiration Pay shall be provided or payable hereunder if Executive has otherwise become entitled to and has received (i.e., under Section 8(b) of this Agreement or the terms of the Retention Agreement) the payments and benefits provided in Section 3.1 of the Retention Agreement.

                  (e) Relocation. Executive shall establish a residence in the general area of Dallas, Texas. Company shall assure that Executive suffers no financial loss on the reasonable, arm's-length sale of Executive's current residence in Indiana (the "Residence"), and in any event, if elected by Executive by notice to Company given at any time after July 15, 1998, Company shall purchase the Residence, within 15 days after Executive's notice to Company, for the greater of (i) the average of the current appraisals of the fair market value of the Residence determined by two qualified and licensed residential real estate appraisers in the Indianapolis, Indiana area, one of which is selected by Company and the other of which is selected by Executive, or
(ii) $480,000, which is Executive's estimated cost basis in the Residence.

                  Executive shall also receive the maximum level of relocation benefits provided under the Company's relocation policy in effect on the Effective Date, provided such benefits are not duplicative of any benefits otherwise provided under this Section 3(e). In addition to the benefits (but without duplication), or notwithstanding any limitations, in such relocation policy, (i) Executive shall

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be paid by  Company,  within  five days after  execution  of this  Agreement,  a
$40,000 cash allowance to Executive for the incidental expenses of his relocation to the Dallas, Texas area, (ii) Company shall pay, or Executive shall be reimbursed for, the cost of shipping or relocating three vehicles to the Dallas, Texas area, (iii) the limitations or exclusions set forth in paragraph
(e) of such policy shall not apply, and (iv) Executive shall be reimbursed for up to four "points" paid for, or incurred as mortgage loan origination and discount fees, by Executive on the purchase of a residence in the Dallas, Texas area.

                  From the Effective Date until the last day of the sixth full calendar month following the Effective Date (or the date Executive's relocation to the Dallas, Texas area is completed, if earlier), Company shall (i) provide a temporary housing reimbursement (not to exceed $2,500 per month) for living quarters in the Dallas, Texas area, (ii) reimburse Executive for reasonable expenses incurred by Executive and his family while in the Dallas, Texas area and (iii) reimburse Executive for reasonable expenses incurred for travel between the Dallas, Texas area and the Residence, provided in each case that Executive complies with the reasonable policies of Company relating to submission of expense reports, receipts or similar documentation of such expenses.

                  Executive shall receive an additional payment from Company in an amount such that after payment by Executive of all taxes imposed upon Executive as a result of the relocation payments, allowances and reimbursements provided in this Section 3(e), Executive will retain a net after-tax benefit that is equal to the amount of such payments, allowances and reimbursements.

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                  4.       Employee Benefit Programs.

                  During the Agreement Term, but not after an earlier termination of employment (except as stated in the Retention Agreement), Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the senior-level executives of Company or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. Company shall, to the extent possible without penalty for a failure to provide similar treatment to other employees of Company, waive the waiting or grace period applicable under any such plan or program before Executive's participation therein can begin. To the extent that such waiver is not possible, Company shall so inform Executive and shall reimburse Executive's cost of continuing his existing coverage, or his participation in corresponding plans or programs, from his previous employer, to the extent such coverage is available from his previous employer.

                  5.       Reimbursement of Business and Other Expenses.

                  Executive is authorized to incur reasonable travel and business expenses that are consistent with his position and incurred in carrying out his duties and responsibilities under this Agreement, and Company shall promptly reimburse him for all such travel and business expenses incurred in connection with carrying out the business of the Company, subject to reasonable documentation in accordance with the reasonable policies of Company.

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                  6.       Perquisites.

                  During the Agreement Term, Executive shall be entitled to participate in all of Company's executive fringe benefits in accordance with the terms and conditions of such arrangements as are in effect from time to time for the senior-level executives of Company. Executive is also entitled to reimbursement from Company of up to $5,000 for each of calendar years 1998, 1999, and 2000 (without proration) for tax, financial planning, and other professional services.

                  7.       Vacation.

                  Executive shall be entitled to 6 weeks' paid vacation each calendar year, which vacation shall be earned on a pro-rata basis for each day during the calendar year that Executive is employed by Company. In the event that Executive does not use all of his vacation time during an applicable calendar year, he shall be entitled to carry forward such unused vacation time; provided, however, that only four weeks of unused vacation time (including all previously carried forward unused vacation time) may be carried forward from any one calendar year to the next calendar year. Company shall pay Executive any earned and unused vacation at the end of the Agreement Term or, if earlier, upon the termination of Executive's employment.

                  8. Termination of Employment. (a) Executive may terminate his employment with Company for any (or no) reason, and any termination of employment by Executive shall not be deemed a breach of this Agreement. Company may also terminate Executive's employment with Company prior to the expiration of the Agreement Term.

                  (b) If Executive terminates his employment with Company for Good Reason, or if Company terminates Executive's employment with Company without Cause, Executive

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shall be entitled to any payments and benefits provided pursuant to the terms of the Retention Agreement in addition to (but without duplication) any amounts to be paid or provided to Executive under the terms of this Agreement. If Executive terminates his employment with Company without Good Reason, or if Company
terminates   Executive's  employment  for  Cause,  then  Company  shall  pay  to
Executive, within 30 days of the date of such termination, only (i) the Base Salary and any earned and unused vacation accrued through the date of such termination, and (ii) any expenses that have not been reimbursed in accordance with Section 5 herein.

                  (c) In the event of any  termination of employment  under this
Section 8, Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due to Executive under this Agreement on account of any remuneration attributable to any subsequent employment (including, without limitation, any self- employment) that he may obtain.

                  9.       Confidentiality; Assignment of Rights.

                  (a) During the Agreement Term and thereafter, Executive shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of Company, including such trade secret or proprietary or confidential information of any customer or other entity to which Company owes an obligation not to disclose such information, which he acquires during the Agreement Term, including but not limited to records kept in the ordinary course of business, except (i) as such disclosure or use may be required or appropriate in connection with his work as an employee of Company or (ii) when required to do so by a court of law, by any governmental agency or authority having supervisory authority over the business of Company or by any governmental agency or authority or administrative or legislative body (including a committee thereof) with

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apparent jurisdiction to order him to divulge,  disclose or make accessible such information.

                  (b) Executive hereby sells, assigns and transfers to Company all of his right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the "Rights") which during his employment by Company are made or conceived by him, alone or with others and which are within or arise out of any general field of Company's business or arise out of any work he performs or information he receives regarding the business of Company while employed by Company. During his employment by Company, Executive shall fully disclose to Company as promptly as available all information known or possessed by him concerning the rights referred to in the preceding sentence, and upon request by Company and without any further remuneration in any form to him by Company, but at the expense of Company, execute all applications for patents and for copyright registration, assignments thereof and other instruments and do all things which Company may deem necessary to vest and maintain in it the entire right, title and interest in and to all such Rights.

                  10.      Noncompetition; Nonsolicitation.

                  (a) Executive covenants and agrees that he shall not directly or indirectly engage in a Competitive Activity (as defined below) while employed by Company hereunder.

                  "Competitive Activity" shall mean any activity engaged in by Executive, whether as an employee, consultant, principal, agent, officer, director, partner or shareholder (except as a less than one percent shareholder of a publicly traded company or a less than five percent shareholder of a privately held company), which is competitive with Company. For this purpose, an activity "which is competitive with Company" shall mean a business that is primarily involved in the acquisition of life insurance companies.

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                  (b) Executive  covenants and agrees that he shall not directly or indirectly solicit Company's or any of its subsidiaries' (i) employees during the 18-month period following the date of the termination of his employment by Company hereunder and (ii) agents, brokers and/or policyholders during the Agreement Term.

                  (c) The parties acknowledge that in the event of a breach of Sections 10(a) or (b) above, Company shall not have an adequate remedy at law. Accordingly, in the event of any breach of Sections 10(a) or (b) above, Company shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in the breach from the violation of the provisions of Sections 10(a) or (b) above. Nothing in this Agreement shall be construed as prohibiting Company from pursuing any other remedies available at law or in equity for breach of Sections 10(a) or 10(b) above, including the recovery of damages.

                  11.      Indemnification.

                  (a) Company agrees that if Executive is or becomes a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether brought by or in the right of the Company or otherwise ("Proceeding"), by reason of the fact that (whether before or after the Effective Date) he is or was a director, officer or employee of Company or is or was serving at the request of Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including (without limitation) service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive's alleged action in an official capacity while serving as a director, officer, member,

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employee or agent,  Executive  shall be indemnified and held harmless by Company to the fullest extent legally permitted or authorized by Company's certificate or articles of incorporation or bylaws (or other applicable governing documents) or resolutions of the Board (or other applicable governing body) or the stockholders of Company or, if greater, by the laws of the State of Delaware or any other applicable state of organization or formation, against all cost, expense, liability and loss (including, without limitation, attorneys' fees, judgments, costs of appeal, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if he has ceased to be a director, member, employee or agent of Company or other entity and shall inure to the benefit of Executive's heirs, executors and administrators. In this Section 11, (i) each reference to "Company" (other than for the purpose of any notice) shall include, without limitation, all entities that are subsidiaries and affiliates of Company, and (ii) all obligations of Company shall be joint and several as to all entities included in such definition of "Company." Company shall pay or provide such indemnification to Executive in connection with a Proceeding within 60 days after written request by Executive for that indemnification. During that 60-day period, Executive shall have an opportunity to be heard and to present evidence in connection with the consideration by the board of directors, independent legal counsel, or stockholders, as the case may be, of any findings required by applicable law in connection with that indemnification request. Company shall also advance to Executive all reasonable costs and expenses incurred by him (including, without limitation, all reasonable fees and costs of counsel selected by Executive, and all other indemnifiable liabilities covered by this paragraph (a)) in connection with a Proceeding within 30 days after written request by Executive for such advance. Such request shall include an undertaking by Executive to repay the amount of

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such advance if it shall  ultimately be determined that he is not entitled to be indemnified against such costs and expenses. In the event Company does not properly indemnify or advance expenses to Executive in accordance with the terms of this paragraph (a) (including, without limitation, the time period set forth above), Executive shall be entitled to bring an action or proceeding against Company in any state or federal court in Dallas County, Texas, in accordance with Section 19 hereof, or before a panel of arbitrators in accordance with
Section 20 hereof, to enforce Company's indemnification or expense-advancement obligations, and (in either case) Executive shall be reimbursed by Company for the reasonable costs and expenses (including, without limitation, reasonable
attorneys   fees  and  costs)  of  any   successful   enforcement  of  Company's
indemnification or expense-advancement obligations.

                  (b) Neither the failure of Company (including, without limitation, its board of directors, independent legal counsel or stockholders) to have made any determination that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by Company (including, without limitation, its board of directors, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct or shall be a defense to any action or proceeding to enforce Company's indemnification or expense-advancement obligations. Company shall have the burden of proof in establishing that Executive has not met the applicable standard of conduct. The termination of any Proceeding by judgment, court order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Executive did not meet the applicable standard of conduct. Where Executive is entitled to indemnification under this Section 11 for a portion of the indemnifiable liabilities described in paragraph (a) of

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this  Section  11,  but not for the total  amount of  liabilities  of that kind,
Company  shall  nevertheless   indemnify  Executive  for  such  portion  of  the
indemnifiable liabilities to which Executive is entitled.

                  (c) Executive's rights provided in this Section 11 shall not be exclusive of any other rights of indemnification or advancement of expenses (or any similar rights) that Executive may have against Company or under any liability insurance covering Executive.

                  (d) Company agrees to continue and maintain one or more directors' and officers' liability insurance policies that cover Executive (with reputable and financially sound insurers) at a level that is commercially reasonable (in light of Company's business and the risks of litigation or claims) and not less than the level of coverage provided as of the Effective Date, and otherwise to the fullest extent Company provides such coverage for any of its other executive officers.

                  (e) Without limiting the generality of Section 17 hereof, the rights of indemnity and advancement of expenses in favor of Executive in this
Section 11 shall continue and survive any expiration or termination of this Agreement or Executive's ceasing to be a director, officer, or employee of Company.

                  12.      Assignability; Binding Nature.

                  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of Executive) and permitted assigns. No rights or obligations of Company under this Agreement may be assigned or transferred by Company (including, without limitation, by merger, consolidation, or other operation of law) except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in

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which  Company  is not  the  continuing  or  surviving  entity,  or the  sale or liquidation of all or substantially all of the assets of Company, to one or more entities that have the financial and other ability to perform Company's obligations under this Agreement; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of Company and such assignee or transferee assumes the liabilities, obligations and duties of Company under this Agreement, either contractually or as a matter of law. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in
Section 18 below.

                  13.      Representation.

                  Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. Executive represents that he knows of no agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

                  14.      Entire Agreement.

                  This Agreement and the Retention Agreement contain the entire understanding and agreement between the parties concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto. Nothing in this Agreement impairs or otherwise adversely affects any of Executive's rights to or under any stock option or restricted stock agreements with Company (or any of its subsidiaries or affiliates) in effect on the Effective Date.

                                       16

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                  15.      Amendment or Waiver.

                  No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of Company (other than Executive). No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of Company (other than Executive), as the case may be.

                  16.      Severability.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

                  17.      Survivorship.

                  The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment or the expiration of the Agreement Term to the extent necessary to the intended preservation of such rights and obligations.

                  18. Beneficiaries/References.

                  Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death or incompetence by giving Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

                  19. Governing Law/Jurisdiction.

                  This Agreement shall be governed by and construed and interpreted in accordance with the laws of Texas without reference to principles of conflict of laws. Jurisdiction and venue of any action or proceeding relating to this Agreement shall be exclusively in state or federal courts in Dallas County, Texas.

                  20. Resolution of Disputes.

                  Any disputes arising under or in connection with this Agreement (other than injunctive or equitable relief sought to enforce Sections 9 or 10 hereof, or any enforcement of Executive's rights under Section 11, which may (if Executive so elects) be brought in any court having jurisdiction in accordance with this Agreement) shall, at the election of Executive or Company, be resolved by binding arbitration in accordance with the terms and procedures provided in Section 5.1 of the Retention Agreement.

                  21.      Notices.

                  Any notice given to a party shall be in writing and shall be deemed to have been given when delivered personally or by courier, or upon receipt if sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to Company:             PennCorp Financial Group, Inc.
                           590 Madison Avenue
                           New York, New York  10022
                           Attention:  Chief Executive Officer

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If to Executive:           Keith A. Maib
                           2513 Beacon Crest Drive
                           Plano, Texas  75093

                  22.      Headings.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  23.      Counterparts.

                  This Agreement may be executed in two or more counterparts.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Agreement on this 23rd day of July, 1998.


                                       PENNCORP FINANCIAL GROUP, INC.


                                       /s/David Stone
                                       -------------------------------------
                                       Name:  David Stone
                                       Title: Chairman, President and CEO



                                       /s/Keith A. Maib
                                       -------------------------------------
                                       Keith A. Maib